EXHIBIT 21
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                           Subsidiaries of the Company
                           ---------------------------

                                                              Jurisdiction of
Name                                                           Incorporation
----                                                          --------------
Lawson Products, Inc.                                         New Jersey
Lawson Products, Inc.                                         Texas
Lawson Products, Inc.                                         Georgia
Lawson Products, Inc.                                         Nevada
Lawson Products, Inc. (Ontario)                               Ontario, Canada
Lawson Products Limited                                       England
LPI Holdings, Inc.                                            Illinois
Lawson Products de
  Mexico S.A. de C.V.                                         Mexico
Drummond American Corporation                                 Illinois
Cronatron Welding Systems, Inc.                               North Carolina

Assembly Component Systems, Inc.                              Illinois
Automatic Screw Machine
  Products Company, Inc.*                                     Alabama
LP Service Co.                                                Illinois
C.B. Lynn Company                                             Illinois



*subsidiary of Assembly Component Systems, Inc.